EXHIBIT 99.1

BCB Bancorp, Inc. to acquire IA Bancorp, Inc.

Company Release – June 7, 2017

BAYONNE, N.J.-- BCB Bancorp, Inc. (the "Company" or "BCB"), Bayonne, NJ (NASDAQ: BCBP – News), the holding company for BCB Community Bank, has announced it has entered into a definitive merger agreement (the "Merger Agreement"), with IA Bancorp, Inc. ("IAB"), pursuant to which the Company will acquire IAB and its wholly owned subsidiary, Indus-American Bank.  Upon consummation of the merger, Indus-American Bank will merge with BCB Community Bank and will operate as a division of BCB Community Bank.   Following the closing of the merger, BCB will form an advisory board which will consist of current members of the IAB board of directors and other prominent community members.

Indus-American Bank, which has its headquarters in Edison, New Jersey, operates full-service branches in Edison, Jersey City, Parsippany and Plainsboro, New Jersey, and Hicksville, New York. Indus-American Bank was founded primarily to meet the banking needs of the South Asian-American community. Indus-American Bank specializes in core business banking products for small- to medium-sized companies, with an emphasis on real estate-based lending.

Mark D. Hogan, Chairman of the Board of Directors of the Company, stated, "We are extremely excited and pleased to welcome Indus-American customers and employees to BCB. Our partnership with Indus-American is consistent with BCB's strategic plan of executing smart growth via expansions and organic branching. This transaction will allow the combined entities to further develop our existing markets in Jersey City and Edison, and will provide further opportunities in Parsippany, Plainsboro and Hicksville, New York, three new, attractive markets for BCB."

The total transaction value is approximately $20 million, including the assumption by BCB of approximately $7.5 million of IAB preferred stock, outstanding shares of IAB common stock of approximately 4.18 million and based on a 10-day volume weighted average price of BCB common stock. Under the terms of the Merger Agreement, which both boards of directors have approved, IAB shareholders shall be entitled to elect to receive either 0.189 shares of BCB common stock or $3.05 in cash for each share of IAB common stock, subject to an overall allocation of exchanged IAB shares into 80% BCB common stock and 20% cash. The closing and the systems' conversion is anticipated to occur in the fourth quarter of 2017, subject to approval by IAB shareholders, regulatory approvals and other customary closing conditions.  On a pro forma basis, the transaction is expected to be accretive to the Company's 2018 earnings by approximately 10% per share, with tangible book value per share dilution of approximately 1.3% and an earn-back period of approximately 1.2 years.
Anil Bansal, Chairman of the Board of Directors of IAB, said, "We believe our loyal Indus-American Bank customers and shareholders will greatly benefit from this merger. BCB is a true community bank, with a history of a very strong commitment to its customers and the communities it serves. This merger will bring expanded lending capacity, supplementary retail and business products and added capital, which should enable our combined organizations to better serve our customers, to continue growing in our marketplaces, and to further enhance shareholder value."

Thomas Coughlin, President and Chief Executive Officer of the Company and the Bank, added, "BCB is excited to be partnering with IAB and Indus-American Bank. Indus-American Bank's branch locations complement BCB's current locations. BCB will continue Indus-American Bank's commitment of service to its customers and its communities. The existing Indus-American branches will operate and be known as "BCB-Indus-American Bank, a division of BCB Community Bank," in recognition of the strong identity forged over the years by Indus-American Bank."
The merger will add approximately $235 million to the Company's asset base, based on IAB's assets as of March 31, 2017. Following completion of the merger, the Company will have total assets of over $2 billion, based on IAB's and BCB's respective assets as of March 31, 2017.

The merger is subject to customary closing conditions, including the receipt of regulatory approvals and IAB shareholder approval. The merger is expected to close in the fourth quarter of 2017.

FinPro Capital Advisors, Inc. acted as financial advisor to BCB Bancorp, Inc., and its legal counsel was Covington & Burling LLP.  Keefe, Bruyette & Woods, Inc. acted as financial advisor to IA Bancorp, Inc., and its legal counsel was Windels, Marx, Lane & Mittendorf, LLP.

About BCB Community Bank
BCB Community Bank operates 22 full-service branches in Bayonne, Carteret, Colonia, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lodi, Lyndhurst, Monroe Township, Rutherford, South Orange, Union and Woodbridge, New Jersey, and two branches in Staten Island, New York.

Forward-looking Statements and Associated Risk Factors
This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in BCB's reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by IAB shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the IAB business or fully realizing cost savings and other benefits of the merger; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BCB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, BCB will file with the SEC a Registration Statement on Form S-4 that will include proxy statement of IAB and a prospectus of BCB, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF IAB ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY BCB, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about BCB, may be obtained at the SEC's Internet site (http://www.sec.gov), when they are filed by BCB. You will also be able to obtain these documents, when they are filed, free of charge, from BCB at www.bcbcommunitybank.com under the heading "Investor Relations" and then under "SEC Filings." Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to BCB Community Bank, 595 Avenue C, Bayonne, NJ 07002, Attention: Thomas Keating, Telephone: 201.823.0700 or to IA Bancorp, Inc., [Address], Attention: [Name], Telephone: [Number].

IAB and Indus-American Bank and their directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contact:

Thomas Keating, Senior Vice President and Chief Financial Officer of BCB Bancorp, Inc. – 201.823.0700
or Thomas Coughlin, President and Chief Executive Officer of BCB Bancorp, Inc. – 201.823.0700.
3